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EXHIBIT 4.3

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                         PRECIS SMART CARD SYSTEMS, INC.

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into this 29th day of December, 2000, by and between Precis Smart Card Systems, Inc. (the "Company") and [NAME OF DIRECTOR] ("Optionee").

         WHEREAS, the Board of Directors of the Company (the "Board") on December 29, 2000, desires to grant to Optionee stock options (the "Options") that are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended, upon the terms and conditions as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Optionee hereby agree as follows:

         1. DEFINITIONS. The capitalized terms used herein shall have the following meanings:

         1.1 BOARD. The Board of Directors of the Company.

         1.2 COMMON STOCK. The common stock, $.01 par value, of the Company.

         1.3 EFFECTIVE DATE. The date on which this Agreement becomes effective or, in absence of a specific effective date, the date of execution of this Agreement.

         1.4 FAIR MARKET VALUE. The fair market value of the Common Stock on any particular day determined as follows: (i) if the Common Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock on the principal securities exchange on which shares of Stock are listed; (ii) if Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc., Automated Quotation System or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system;
         (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Daily Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days; (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system; or (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Common Stock, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

         1.5 IMMEDIATE FAMILY. Any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         1.6 MATURE COMMON STOCK. Common Stock of the Company which has been held by the Optionee for not less than six months and during such period has not been subject to any type of forfeiture or restriction on transfer (other than restrictions under applicable securities laws) on the date of exercise of the Options granted hereunder and is delivered in payment, in whole or in part, of the aggregate Option Price of Options exercised pursuant to this Agreement.

         1.7 OPTIONS. The options granted to the Optionee pursuant to this Agreement.

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         1.8 OPTION PRICE. The price at which shares of Common Stock may be purchased by the Optionee pursuant to exercise of the Options granted hereunder.

         1.9 PERSONAL REPRESENTATIVE. The person designated in the will and/or such other documents deemed acceptable to the Board as the executor or administrator of the estate of the Optionee.

         2. OPTION GRANT. The Company hereby grants the Optionee, on the Effective Date, the Options to purchase 10,000 shares of Common Stock to be issued upon exercise thereof as fully paid and non-assessable at any time during the period commencing six months following the Effective Date through December 29, 2005 at an Option Price of $1.25 per share.

         3. TERMINATION OF OPTION. The Options or any unexercised portion thereof shall terminate on expiration of the period during which the Options or any portion thereof may be exercised.

         4. MANNER OF EXERCISE. The Options may be exercised in whole or in part, at any time after such Options or any portion thereof becomes exercisable, by giving written notice to the Secretary of the Company, or other officer designated by the Board, at the Company's main office. Such notice shall state the number of shares of Common Stock with respect to which the Options or any portion thereof is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the shares will be taken up and payment made therefor in cash, if applicable, at the principal offices of the Company. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for delivery of such shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of shares specified in such notice on the date set forth therein, subject to such date being extended as provided above, the exercise of the Options shall terminate as though not exercised with respect to such number of shares, and shall continue with the remaining shares covered by this Agreement and not yet acquired by exercise of the Options or any portion thereof.

         5. PAYMENT OF PURCHASE PRICE. Payment of the Option Price for shares of Common Stock purchased pursuant to this Agreement shall be made by (i) payment in cash or check made payable to the Company or (ii) delivery to the Company of shares of Mature Common Stock, or (iii) a combination of the foregoing. If Optionee elects to pay for all or part of the shares of Common Stock purchasable upon exercise of the Options by delivery of Mature Common Stock, a share certificate or certificates, together with a duly executed stock power authorizing the transfer of such shares to the Company, shall be delivered to the Company with the notice of exercise. Should the number of such shares of Mature Common Stock delivered for credit and payment against the aggregate Option Price of the exercised Options have a Fair Market Value less than the full purchase price, Optionee shall pay in cash or by check the difference between the Fair Market Value of the Common Stock to be conveyed to the Company and the full aggregate Option Price. In the event the share certificate delivered is for a number of shares of Mature Common Stock in excess of that number to be conveyed to the Company for credit against the aggregate Option Price, the Company will issue to the Optionee a new share certificate representing the number of shares in excess of the nearest whole number of shares having a Fair Market Value not in excess of the amount required to pay the full aggregate Option Price. No fractional shares of Common Stock shall be accepted in payment, or reissued, by the Company under the provisions of this Section.

         6. DELIVERY OF SHARES. No shares of Common Stock shall be delivered upon exercise of the Options or any portion thereof until (i) the purchase price shall have been paid in full in the manner provided herein, (ii) applicable taxes, if any, required to be withheld have been paid or withheld in full, (iii) approval of any government authority required in connection with the Options, or the issuance of the Common Stock hereunder, has been received by the Company, and (iv) if required by the Board, Optionee has delivered to the Board evidence satisfactory to the Company, that any action or actions required of the Optionee under Section 13 hereof have been taken.

         7. NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall confer upon the Optionee any rights to become or be an employee or consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company to terminate the Optionee as a director of the Company at any time.

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         8. SHAREHOLDER RIGHTS. Optionee shall not have a right as a shareholder with respect to any shares of Common Stock subject to the Options-prior to the purchase of such shares of Common Stock by exercise of the Options.

         9. NON-TRANSFERABILITY OF OPTION. Except as otherwise herein provided, the Options shall not be transferable other than (i) by will or the laws of descent and distribution, (ii) to members of the Immediate Family of Optionee, or (iii) an individual retirement account maintained for the benefit of Optionee. Except as provided hereinabove, the Options may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Options contrary to the provisions hereof shall be null and void and without effect.

         10. EXERCISE BY THE PERSONAL REPRESENTATIVE OF OPTIONEE. In the event of the death or disability of the Optionee during any period that the Options or any portion thereof is exercisable by the Optionee, the Personal Representative of the Optionee may exercise the Options if otherwise exercisable.

         11. RIGHT TO EXERCISE UPON COMPANY CEASING TO EXIST. In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation, the Optionee shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, the then remaining unexercised portion of the Options whether or not then exercisable, but limited to that number of shares of Common Stock that can be acquired without causing the Optionee to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of the Optionee's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Optionee has been afforded the opportunity to exercise the then exercisable Options or any portion thereof as provided herein, and to the extent the Options or any portion thereof is not timely exercised as provided herein, then, the terms and provisions of this Agreement will thereafter continue in effect, and the Optionee will be entitled to exercise any such remaining and unexercised portion of the Options in accordance with the terms and provisions of this Agreement as such Options or portion thereafter becomes exercisable. Provided further, for the purposes of this provision, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, such event shall not cause an acceleration of the exercisability of the Options or any portion thereof granted hereunder.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number of shares of Common Stock under the Options granted hereunder, the Option Price and the total number of shares of Common Stock which may be purchased by the Optionee upon exercise of the Options or any portion thereof shall be appropriately adjusted by the Board to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company except that a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, shall cause the Options granted hereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation. Provided, that for the purposes of hereof, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with
Section 368(a)(1)(F) of the Code, such event will not cause a termination.

         13. TRANSFERABILITY OF SHARES OF COMMON STOCK. In the event a registration statement with respect to the issuance of shares of Common Stock to the Optionee upon the exercise of the Options or any portion thereof is not in effect at the time of such issuance of shares by the Company, or the Optionee at the time of the proposed transfer of the Common Stock, Optionee shall not offer, sell, hypothecate, transfer or otherwise dispose of any of the shares of Common Stock issued pursuant to the exercise of the Options or any portion thereof unless either (i) a registration statement with respect to such shares of Common Stock is then in effect under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, and such offer, sale, transfer or other disposition is accompanied by a prospectus relating to such registration statement and meeting the requirements of
Section 10 of the Act; or (ii) counsel satisfactory to the Company renders a reasonable opinion in writing and

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addressed to the Company and its counsel, that, in the opinion of counsel, such proposed offer, sale, transfer or other disposition of such shares of Common Stock is exempt from the provisions of Section 5 of the Act and the applicable state securities laws in view of the circumstances of such proposed offer, sale, transfer or other disposition. The Company shall file within six months of the Effective Date, a registration statement on the appropriate form pursuant to the Act and any applicable state securities laws covering the shares of Common Stock issuable upon exercise of the Options, and shall maintain the effectiveness of such registration statement during the term of the Options.

         14. FEDERAL AND STATE TAXES. Upon exercise of the Options, in whole or in part, the Optionee may incur certain liabilities for federal, state or local taxes and the Company may be required to withhold such taxes for payment to the applicable taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the Options or any portion thereof, Optionee shall either pay to the Company in cash or by check an amount equal to the taxes required to be paid on such transaction or Optionee shall authorize the Company to withhold from amounts owing by the Company to Optionee an amount equal to the amount of federal, state or local taxes required to be withheld with respect to the shares to be issued upon exercise of the Options or the portion thereof.

         Authorization of Optionee to the Company to withhold taxes pursuant to this Section 14 shall be in such form and content deemed acceptable to the Company. Payment or authorization shall be completed prior to the delivery of any shares of Common Stock pursuant to this Agreement. An authorization to withhold taxes pursuant to this Section 14 shall be irrevocable unless and until the tax liability of Optionee has been fully paid.

         15. BINDING EFFECT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor in interest of the Company, and, to the extent herein provided and as provided in the Plan, shall be binding upon and inure to the benefit of Optionee's Personal Representative, heirs and successors in interest.

         16. AMENDMENTS. This Agreement may be amended only by a written agreement executed by the Company and the Optionee if the amendment will cancel, reduce or otherwise alter the Options granted hereunder, and in such event, any such amendment shall only be made upon the mutual consent of the parties hereto, which consent (of either party) may be withheld for any reason.

         THIS AGREEMENT is executed on the date first above written.


"Company"                            PRECIS SMART CARD SYSTEMS, INC.


                                     By:
                                        ----------------------------------------
                                        Paul A. Kruger, Chief Executive Officer



"Optionee"
                                     -------------------------------------------
                                                [NAME OF DIRECTOR]













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